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                                                                   EXHIBIT 99.4

                           [HOULIHAN LOKEY LETTERHEAD]


December 26, 2006

Board of Directors
Reis, Inc.
530 Fifth Avenue
5th Floor
New York, NY 10036

Re: Registration Statement on Form S-4 of Wellsford Real Properties, Inc. (to be filed with the SEC on or about December 27, 2006)

Dear Directors:

Reference is made to our opinion letter ("opinion"), dated October 11, 2006. Our opinion was provided for the information and assistance of the Board of Directors of Reis, Inc. (the "Company") in connection with its consideration of the transaction described therein and is not to be submitted, distributed or filed, in whole or in part, to or with any third party or governmental agency, and no reference to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), the engagement of Houlihan Lokey, the services provided by Houlihan Lokey or the opinion may be made in any public filing(s), materials distributed to the security holders of the Company, financial statements, press releases or any other disclosure, in each instance, without Houlihan Lokey's prior review and written approval, which shall not be unreasonably withheld or delayed. We understand that the Company and Wellsford Real Properties, Inc. desire to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions "Summary", "Background of the Merger", "Reis Board of Directors' Recommendation and Reasons for the Merger", "Opinion of Financial Advisor to the Reis Board of Directors" and "Exhibit Index" and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex C to such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.